UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019, Charles E. Price ceased to be employed by Charah Solutions, Inc., a Delaware corporation (the “Company”), on January 23, 2019. On January 24, 2019, Mr. Price affirmatively resigned from any and all directorships, committee memberships, and any other positions of the Company’s subsidiaries, but did not affirmatively resign from the Board of Directors (the “Board”) of the Company.

As described below, on January 25, 2019, Bernhard Capital Partners Management, LP and/or certain of its affiliates (“BCP”) delivered a written consent to the Company to remove Mr. Price as a director of the Company. The information in Item 5.07 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 25, 2019, BCP, which holds greater than a majority of the Company’s issued and outstanding common stock, delivered a written consent in lieu of a meeting to remove Mr. Price as a member of the Board pursuant to Section 5.3(A) of the Company’s amended and restated certificate of incorporation and Section 3.10(A) of the Company’s bylaws. Pursuant to Section 228 of the Delaware General Corporation Law, the written consent is effective upon delivery to the Company. The Company does not plan to challenge BCP’s action by written consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: January 28, 2019	By:	/s/ Scott Sewell
Scott Sewell
President and Chief Executive Officer